EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	State of Incorporation	Names Under Which SubsidiaryDoes Business
Rush Truck Centers of Alabama, Inc.	Delaware	Rush Truck Center, Mobile Rush Peterbilt Truck Center, Mobile
Rush Truck Centers of Arizona, Inc.	Delaware

Rush Truck Center, Phoenix

Rush Peterbilt Truck Center, Phoenix

Rush Truck Center, Chandler

Rush Peterbilt Truck Center, Chandler

Rush Truck Center, Flagstaff

Rush Peterbilt Truck Center, Flagstaff

Rush Truck Center, Tucson

Rush Peterbilt Truck Center, Tucson

Rush Truck Centers of California, Inc.	Delaware

Complete Rush Truck Centers

Rush Isuzu Trucks, Fontana

Rush Medium Duty Truck Center, Fontana

Rush Peterbilt Truck Center, Pico Rivera

Rush Truck Center, Pico Rivera

Rush Peterbilt Truck Center, Fontana

Rush Peterbilt Medium Duty Truck Center, Fontana

Rush Truck Center, Fontana

Rush Truck Center, Sylmar

Rush Peterbilt Truck Center, Sylmar

Rush Truck Center, Escondido

Rush Peterbilt Truck Center, Escondido

Rush Truck Center, El Centro

Rush Peterbilt Truck Center, El Centro

Rush Truck Center, San Diego

Rush Peterbilt Truck Center, San Diego

Rush Medium Duty Truck Centers of Colorado, Inc.	Delaware	Rush Medium Duty Truck Center, Denver Rush Medium Duty Ford Trucks, Denver Rush Isuzu Trucks, Denver
Rush Truck Centers of Colorado, Inc.	Delaware	Rush Truck Centers, Inc. Rush Peterbilt Truck Center, Denver Rush Truck Center, Denver Rush Peterbilt Truck Center, Greeley Rush Truck Center, Greeley
Rush Truck Centers of Florida, Inc.	Delaware

Rush Isuzu Trucks, Orlando

Rush Isuzu Trucks, Winter Garden

Rush Truck Center, Orlando

Rush Peterbilt Truck Center

Rush Truck Center, Winter Garden

Rush Peterbilt Truck Center, Winter Garden

Rush Truck Center, Haines City

Rush Peterbilt Truck Center, Haines City

Rush Truck Center, Tampa

Rush Peterbilt Truck Center, Tampa

Rush Truck Center, Jacksonville

Rush Peterbilt Truck Center, Jacksonville

Rush Truck Centers of Georgia, Inc.	Delaware	Rush Medium Duty Truck Center, Atlanta Rush Isuzu Trucks, Atlanta
Rush Truck Centers of New Mexico, Inc.	Delaware	Rush Truck Center, Albuquerque Rush Peterbilt Truck Center, Albuquerque Rush Truck Center, Las Cruces Rush Peterbilt Truck Center, Las Cruces

Rush Truck Centers of Oklahoma, Inc.	Delaware

Rush Peterbilt Truck Center, Ardmore

Rush Peterbilt Truck Center, Oklahoma City

Rush Peterbilt Truck Center, Tulsa

Rush Truck Center, Ardmore

Rush Truck Center, Oklahoma City

Rush Truck Center, Tulsa

Rush Volvo Truck Center, Oklahoma City

Rush Volvo Truck Center, Tulsa

Rush Used Truck Center, Tulsa

Rush Truck Rigging

Perfection Equipment

Perfection Truck Parts & Equipment, Oklahoma City

Perfection Truck Parts & Equipment, Tulsa

Translease

Oklahoma Trucks, Inc.

Tulsa Trucks, Inc.

Rush Truck Centers of Tennessee, Inc.	Delaware	Rush Truck Center, Nashville Rush Peterbilt Truck Center, Nashville
Rush Truck Centers of Texas, L.P.	Texas

Houston Peterbilt, Inc.

Laredo Peterbilt, Inc.

Lufkin Peterbilt, Inc.

Rush GMC Truck Center of El Paso, Inc.

Rush Isuzu Trucks, Austin

Rush Isuzu Trucks, Texarkana

Rush Isuzu Trucks, Waco

Rush Medium Duty Truck Center, Dallas

Rush Medium Duty Truck Center, Waco

Rush Peterbilt Truck Center, Abilene

Rush Peterbilt Truck Center, Alice

Rush Peterbilt Truck Center, Austin

Rush Peterbilt Truck Center, Dallas

Rush Peterbilt Truck Center, El Paso

Rush Peterbilt Truck Center, Fort Worth

Rush Peterbilt Truck Center, Houston

ush Peterbilt Truck Center, Laredo

Rush Peterbilt Truck Center, Lufkin

Rush Peterbilt Truck Center, Pharr

Rush Peterbilt Truck Center, San Antonio

Rush Peterbilt Truck Center, Sealy

Rush Peterbilt Truck Center, Texarkana

Rush Peterbilt Truck Center, Tyler

Rush Peterbilt Truck Center, Waco

Rush Truck Center

Rush Truck Center, Abilene

Rush Truck Center, Alice

Rush Truck Center, Austin

Rush Truck Center, Dallas

Rush Truck Center, El Paso

Rush Truck Center, Fort Worth

Rush Truck Center, Houston

Rush Truck Center, Laredo

Rush Truck Center, Lufkin Rush Truck Center, Pharr

Rush Truck Center, San Antonio

Rush Truck Center, Sealy

Rush Truck Center, Texarkana

Rush Truck Center, Tyler

Rush Used Truck Center, Austin

Rush Crane and Refuse Systems International

San Antonio Peterbilt, Inc.

San Antonio Peterbilt-GMC Truck, Inc.

Translease

World Wide Tires

Rig Tough, Inc.	Delaware	None
Rush Truck Center of Albuquerque, Inc.	New Mexico	None
Rush GMC Truck Center of El Paso, Inc.	Delaware	None
Rush GMC Truck Center of Phoenix, Inc.	Delaware	None
Rush GMC Truck Center of San Diego, Inc.	Delaware	None
Rush GMC Truck Center of Tucson, Inc.	Delaware	None
Rush Accessories Corporation	Delaware	Chrome Country, Inc.
Rush Truck Leasing, Inc.	Delaware	Rush Crane Systems
Rush Equipment Centers of Texas, Inc.	Delaware	Rush Equipment Center, Houston Rush Equipment Rental Center, San Antonio
Rushtex, Inc.	Delaware	None
Rushco, Inc.	Delaware	None
Rush Administrative Services, Inc.	Delaware	None
Rush Real Estate Holdings, Inc.	Delaware	None
International General Agency	Texas	None
Los Cuernos, Inc.	Delaware	Los Cuernos Ranch
AiRush, Inc.	Delaware	None
Rush Retail Centers, Inc.	Delaware	None